UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934
Date of report (Date of earliest event reported): May 5, 2011
ACME PACKET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33041 (Commission File Number)	04-3526641 (I.R.S. Employer Identification No.)
100 Crosby Drive
Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip Code)
(781) 328-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 5, 2011, the stockholders of Acme Packet, Inc. (the “Company”) approved the Company’s 2011 Employee Stock Purchase Plan (the “ESPP”). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
     A total of 2,500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), are reserved for issuance under the ESPP, subject to increase or decrease in the event of certain capital changes affecting the Company’s stock. Pursuant to the ESPP, eligible employees may have up to 15% of eligible compensation deducted from their pay to purchase Common Stock until the ESPP is terminated pursuant to Section 15 of the ESPP. The per share purchase price is an amount equal to 85% of the lower of (a) the fair market value of a share of Common Stock on the Plan Period Commencement Date, as defined in the ESPP, or (b) the fair market value of a share of Common Stock on the Plan Period Termination Date, as defined in the ESPP. The fair market value of the Common Stock on a given date means the value of a share of Common Stock on that date determined by such methods or procedures as may be established by the Compensation Committee of the Board of Directors of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders
     Acme Packet, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on May 5, 2011.
     Gary J. Bowen and Robert C. Hower were elected to the Board of Directors, each for a three-year term expiring at the 2014 Annual Meeting of Stockholders or until their respective successors have been elected. The stockholders also approved the advisory resolution on the Company’s 2010 executive compensation, approved a resolution that the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every one year, approved the adoption of the Company’s 2011 Employee Stock Purchase Plan, and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.
     The final voting results on these matters were as follows:
     Proposal No. 1: The election of two nominees as Class II Directors to the Board of Directors.

Nominee	For	Withheld	Non-Votes
Gary J. Bowen	53,805,068	1,715,536	6,154,683
Robert C. Hower	53,808,928	1,711,676	6,154,683

Proposal No. 2: The approval of an advisory proposal regarding the Company’s 2010 executive compensation.

For	Against	Abstain	Non-Votes
54,336,057	1,104,532	80,015	6,154,683

Proposal No. 3: The approval of an advisory proposal regarding the frequency of the Company’s advisory proposal on its executive compensation.

1 Year	2 Years	3 Years	Abstain	Non-Votes
50,156,551	25,168	5,267,087	71,798	6,154,683

     Proposal No. 4: The approval and adoption of the Company’s 2011 Employee Stock Purchase Plan.

For	Against	Abstain	Non-Votes
54,891,535	318,819	310,250	6,154,683
     Proposal No. 5: The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain
61,442,291	223,176	9,820

9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Acme Packet, Inc. 2011 Employee Stock Purchase Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 11, 2011

Acme Packet, Inc.
By:	/s/ Peter J. Minihane
	Name:	Peter J. Minihane
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Acme Packet, Inc. 2011 Employee Stock Purchase Plan